Exhibit 10.15
Lumen Technologies, Inc.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN
1.Purpose. The purpose of the Lumen Technologies, Inc. Non-Employee Directors Deferred Compensation Plan (the “Plan”) is to aid the Company in attracting and retaining experienced Non-Employee Directors by providing them with tax-deferred savings opportunities. This Plan is intended to comply with Section 409A of the Code. Capitalized terms used but not defined in this Plan have the respective meanings provided in Appendix A. The Plan was adopted by the Company on March 1, 2019 and, as provided in Section 2.4(b), is effective for the deferral of Equity Awards granted after May 17, 2019, and is effective for the deferral of Cash Compensation earned after December 31, 2019.
2.Participation and Participant Elections.
2.1Participation. Participation in the Plan shall be limited to those individuals who (a) are Non-Employee Directors and (b) elect to participate in this Plan by filing one or more Participation Agreements with the Administrative Committee.
2.2Deferral of Cash Compensation. Subject to the other terms and conditions of this Plan, a Participant may elect to defer all or a portion of his Cash Compensation for a given Plan Year, expressed as either a dollar amount or a percentage of the Participant’s Cash Compensation for such Plan Year. Such deferral election must be made during the applicable Section 2.4 enrollment period for the Plan Year in which the Cash Compensation will be earned. If a Participant elects to defer all or a portion of his Cash Compensation (the “Cash Deferral”), those amounts will be deducted from amounts paid currently to the Participant (if less than 100%, ratably across all of such Participant’s Cash Compensation for the Plan Year), credited to the Participant’s Account, and be notionally invested in accordance with the Participant’s direction in certain Hypothetical Investment Benchmarks as set forth in Section 3.2.
2.3Deferral of Equity Award. Subject to the terms and conditions of this Section 2.3, a Participant may elect to defer, on a grant-by-grant basis for each Plan Year, the receipt of all or a portion of the shares of Common Stock (and any related cash or property) that he will be entitled to receive upon vesting of his Equity Award for such Plan Year. Such deferral election must be made during the applicable Section 2.4 enrollment period for the Plan Year in which the Equity Award is granted. If a Participant elects to defer all or a part of his Equity Award for such Plan Year, such portion of the Equity Award will be granted to him as restricted stock units under the applicable Equity Plan, subject to all terms and conditions applicable to such Equity Award (including vesting), but deferred in accordance with the applicable Participation Agreement (such deferred restricted stock units, “Deferred Stock Units” or “DSUs”). A Participant’s Deferred Stock Units shall be notionally accounted for separately from his Cash Deferrals, if any, and shall be subject to the all of the provisions of this Plan except Sections 2.6(a), 3.2(a), and 4.1(a).

2.4Election Timing and Effective Dates.
(a)A Participation Agreement must be filed prior to the December 31st immediately preceding the Plan Year for which it is effective or by such earlier deadline as the Administrative Committee may prescribe.
(b)Notwithstanding Section 2.4(a), a Participant who is newly eligible for the Plan (either because he was serving as a Non-Employee Director at the time this Plan was adopted or because he was appointed as a Non-Employee Director in the middle of a Plan Year) may file a Participation Agreement effective for the remainder of his initial Plan Year and applicable to compensation earned in the remainder of such Plan Year, but only if such election is made not more than 30 days after the Participant becomes eligible for the Plan. In addition:
(i)If the Non-Employee Director makes such an initial election during such 30-day period but after the date of grant of the Equity Award, the portion of the Equity Award eligible for deferral shall be equal to the total number of shares of Common Stock in such Equity Award multiplied by a fraction, the numerator of which is the number of days between the date on which the election is made and the date of the next annual meeting of shareholders following the date of grant, and the denominator of which is the number of days between the date of grant and the date of the next annual meeting of shareholders, rounded to down to the nearest whole share.
(ii)For the 2019 Plan Year, the only form of director compensation eligible for deferral under the Plan is Equity Awards. Specifically, with respect to compensation earned during the 2019 Plan Year by Non-Employee Directors who are serving in that capacity at the time of the Plan’s adoption, such Non-Employee Director is eligible to participate in the Plan effective April 18, 2019 and may defer any Equity Award granted after May 17, 2019, provided that the Participant submits a Participation Agreement no later than May 17, 2019.
2.5Contents of Participation Agreement. The Administrative Committee will have the discretion to specify the contents of Participation Agreements. There will be separate Participation Agreements for deferrals of Cash Compensation and deferrals of Equity Awards. Subject to Section 6, each Participation Agreement shall set forth: (a) whether the Participant is electing to defer, as applicable, his Cash Compensation or Equity Award for that Plan Year; (b) as applicable, the amount of any Cash Deferral or what portion, if any, of the Equity Award that the Participant wishes to defer for that Plan Year; (c) the period after which payment of any Cash Deferral and the issuance of the Common Stock underlying the DSUs, if applicable, are to be made or begin to be made (in each case, the “Deferral Period”); and (c) the form of payment for the Cash Deferral and the DSUs, if applicable, which may be a lump sum or in substantially equal annual installments of 2 to 5 years. The Deferral Period may be expressed as ending on a specified date, upon the occurrence of an event (such as a Participant’s Separation from Service), or in accordance with such other terms and options that may be set forth in the Participation

Lumen Technologies, Inc.
Non-Employee Directors Deferred Compensation Plan
Effective April 18, 2019

Agreement; provided, however, that all Cash Deferrals and any DSUs deferred for a given Plan Year must be paid out to the Participant no later than the fifth anniversary of the Participant’s Separation from Service.
2.6Modification or Revocation of Election by Participant.
(a)A Participant may not change his Cash Deferral during a Plan Year.
(b)Under no circumstances may a Participant’s Participation Agreement be retroactively entered into, modified, or revoked.
3.Maintenance, Notional Crediting, and Investment of Accounts.
3.1Maintenance of Accounts.
(a)A Participant’s Cash Deferral and/or DSUs shall be notionally credited by the Administrative Committee to the Participant’s Accounts as and when such amounts would otherwise have been paid or granted to the Participant.
(b)Separate Accounts shall be maintained for each Participant, with Cash Deferrals notionally accounted for separately from any DSUs. In addition, more than one Account may be maintained for a Participant as necessary to reflect (i) various Hypothetical Investment Benchmarks applicable to his Cash Deferrals and/or (ii) separate Participation Agreements specifying different Deferral Periods and/or forms of payment. A Participant’s Accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and, as provided in Section 8.1, shall not constitute or be treated as a trust fund of any kind.
3.2Crediting of Accounts.
(a)Each Participant shall direct the manner in which his Cash Deferrals will be deemed to be invested by selecting among the Hypothetical Investment Benchmarks specified in Appendix B, as amended by the Administrative Committee from time to time, and in accordance with such rules, regulations and procedures as the Administrative Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant’s investment elections shall begin to accrue as of the date such Participant’s Cash Deferral is credited to his Accounts.
(b)The Administrative Committee shall determine the notional balance of each Account, as of each Valuation Date, by adjusting the balance of such Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, credits and debits pursuant to Section 3.1(a) and Section 3.2(a) and distributions pursuant to Section 4 with respect to such Account since the preceding Valuation Date.

Lumen Technologies, Inc.
Non-Employee Directors Deferred Compensation Plan
Effective April 18, 2019

3.3Credit of Dividend Equivalents on Deferred Stock Units. For any Deferred Stock Units a Participant elects to defer, the Administrative Committee shall establish and maintain a “Dividend Equivalent Account” as provided in the Equity Plan from which the DSUs were issued. All amounts in a Participant’s Dividend Equivalent Account shall be distributed to the Participant in tandem with the related shares of Common Stock underlying the DSUs.
3.4Vesting of Accounts. Subject to Section 8.1 and the terms of any DSUs, each Participant shall be 100% vested in his Account(s) at all times.
4.Distribution of Benefits.
4.1Time and Form of Payment.
(a)For Cash Deferrals, unless otherwise stated in this Section 4, at the end of the Deferral Period for each Account, the Company shall pay to the Participant the balance of such Account at the time or times elected by the Participant in the applicable Participation Agreement; provided that if the Participant has elected to receive payments from an Account in a lump sum, the Company shall pay the balance in such Account (determined as of the most recent Valuation Date preceding or coinciding with the payment date) in a lump sum in cash as soon as practicable after the end of the Deferral Period (no later than 90 days after the Deferral Period). If the Participant has elected to receive payments from an Account in installments, the Company shall make annual payments from such Account, each of which shall consist of an amount equal to (i) the balance of such Account as of the most recent Valuation Date preceding or coinciding with the payment date times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid in January of the year specified in the Participation Agreement (for specified date payments), on the last day of the month in which Separation from Service occurs (for payments triggered by a Separation from Service) or as otherwise specified in the Participation Agreement upon reaching the end of the Deferral Period. Each subsequent installment shall be paid in January of the following years and shall be deemed to be made on a pro rata basis from each of the different deemed investments of the Account (if there is more than one such deemed investment).
(b)For each Participant electing to defer a portion of his Equity Award, the shares of Common Stock underlying his DSUs (and any related amounts credited to the Participant’s Dividend Equivalent Account under Section 3.4) shall be distributed at the time or times elected by the Participant in the applicable Participation Agreement, provided that if the Participant dies prior to such date, the shares of Common Stock and all related amounts shall be distributed to in accordance with Section 4.2.
4.2Death or Disability. Notwithstanding any other provision of this Plan and any Participation Agreement, if, prior to receiving full payment of his Account(s), a Participant dies (whether before or after Separation from Service) or his board service terminates due to Disability, the Company shall pay the remaining balance of his Account in a lump sum as soon

Lumen Technologies, Inc.
Non-Employee Directors Deferred Compensation Plan
Effective April 18, 2019

as practicable in accordance with Section 5 following the occurrence of such event (no later than 90 days after the event occurs). For Cash Deferrals, the value of the Account balance will be determined as of the most recent Valuation Date preceding or coinciding with such event.
4.3Acceleration of Payment. A Participant shall have no right to compel any accelerated payment of amounts due to a Participant. The Company may accelerate the payment of some or all of the amounts due to a Participant in a given year only in accordance with this Section and Section 409A of the Code.
(a)Payment Upon Income Inclusion Under Section 409A. The Administrative Committee may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan if at any time the Plan fails to meet the requirements of Section 409A of the Code. The payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A of the Code.
(b)Plan Terminations and Liquidations. The Compensation Committee may, in its sole discretion, provide for the acceleration of the time or schedule of a payment under the Plan as provided in Section 7.2.
(c)Other Events and Conditions. A payment may be accelerated upon such other events and conditions as the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
4.4Delay of Payment. The Company may delay a payment otherwise due hereunder to a date after the designated payment date under any of the following circumstances:
(a)Delay Due to Financial Considerations. Any payment required to be made on a date set forth under the terms of this Plan may be delayed if payment on the originally scheduled date would jeopardize the ability of the Company to continue as a going concern as determined by the Compensation Committee (in such case, payment will be made during the first taxable year after such payment no longer would have such effect).
(b)Legal Compliance. If the Company reasonably anticipates that the making of the payment will violate applicable law, provided that the payment shall be made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation. (The making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.)
(c)Other Events and Conditions. Payment may also be delayed upon such other events and conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
4.5Source of Shares of Common Stock for DSU Payout. All shares of Common Stock issuable upon the payout of Deferred Stock Units following the applicable

Lumen Technologies, Inc.
Non-Employee Directors Deferred Compensation Plan
Effective April 18, 2019

Deferral Period shall be issued under, and subject to the terms and conditions of, the Equity Plan under which the DSUs were issued.
5.Beneficiary Designation.
5.1Right to Designate Beneficiary. Each Participant shall have the right, at any time, to designate any person, persons, or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Administrative Committee or its delegate, on such form and in accordance with such procedures as the Administrative Committee shall establish from time to time.
5.2No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant shall be deemed to have designated the surviving spouse of the Participant as the designated Beneficiary. If the Participant dies without a designated Beneficiary (or spouse as the deemed designated Beneficiary), then the Participant’s Beneficiary shall be deemed to be the Participant’s estate (which shall include the Participant’s probate estate or living trust). If a Participant becomes Disabled, any payment in accordance with Section 4.2 shall be made to such Participant or, in the event a court has determined that he is unable to handle his own financial affairs due to such Disability, to the guardian, trustee or conservator appointed for such Participant or as otherwise directed by the court.
6.Administration.
6.1Administrative Committee. The Plan shall be administered by the Administrative Committee. A majority of the members of the Administrative Committee shall constitute a quorum. All resolutions or other action taken by the Administrative Committee shall be by a vote of a majority of its members present at any meeting or, without a meeting, by an instrument in writing signed by all its members. Members of the Administrative Committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting and waiver of notice of such meeting.
6.2Committee Responsibilities. The Administrative Committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of this Plan, except to the extent that any such powers are vested in any other person. The Administrative Committee may from time to time establish or rescind rules for the administration of this Plan and, subject only to the oversight of the Compensation Committee, it shall have the exclusive right to interpret this Plan and to decide any and all matters arising in connection with the administration and operation of this Plan. All rules, interpretations, and decisions of the Administrative Committee shall be conclusive and binding on the Company, Participants, and Beneficiaries.

Lumen Technologies, Inc.
Non-Employee Directors Deferred Compensation Plan
Effective April 18, 2019

6.3Ability to Delegate Responsibilities. The Administrative Committee’s responsibilities shall include, but shall not be limited to, determining in the first instance issues related to eligibility, Hypothetical Investment Benchmarks, distribution of Cash Deferrals, determination of account balances, crediting of hypothetical earnings and debiting of hypothetical losses and of distributions, deferral elections and any and all other duties concerning the day-to-day operation of this Plan. The Administrative Committee may designate one of its members as a chairperson and may retain and supervise outside providers, third party administrators, record keepers, and professionals (including in-house professionals) to perform any and all of the duties delegated to it hereunder.
6.4Limitation of Liability. Neither a member of the Board nor any member of the Administrative Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan. The Administrative Committee shall keep records of all of its proceedings and shall keep records of all payments made to Participants or Beneficiaries and payments made for expenses or otherwise.
6.5Recovery of Administration Expenses. Any expense incurred by the Company or the Administrative Committee relative to the administration of this Plan shall be paid by the Company and/or may be deducted from the Accounts of the Participants, as determined by the Administrative Committee.
6.6Claims Procedure. As a condition of participating in the Plan, each Participant must agree that the exclusive method for resolving any claims or disputes under the Plan is through this Section 6.6. A Participant or Beneficiary, as applicable, shall file any claim for payments under the Plan with the Administrative Committee, which shall consider such claim and notify the claimant of its decision with respect thereto within ninety (90) days (or within such longer period, not to exceed one hundred eighty (180) days, as the Administrator determines is necessary to review the claim; provided that the Administrator notifies the claimant of the extension within the original ninety (90) day period). If the claim is denied, in whole or in part, the claimant may appeal such denial to the Compensation Committee, provided that he does so within sixty (60) days of receiving the Administrator’s determination. The Compensation Committee shall consider the appeal and notify the claimant of its decision with respect thereto within sixty (60) days (or within such longer period, not to exceed one hundred twenty (120) days, as the Compensation Committee determines is necessary to review the claim; provided that the Compensation Committee notifies the claimant of the extension within the original sixty (60) day period). The Compensation Committee’s decision upon any appeal shall be final and binding on all parties.
7.Amendment and Termination of Plan.
7.1Amendment. The Compensation Committee may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Account as accrued at the time of such amendment, except to the extent necessary

Lumen Technologies, Inc.
Non-Employee Directors Deferred Compensation Plan
Effective April 18, 2019

to prevent adverse tax consequences under Section 409A of the Code. The Administrative Committee shall have authority to approve administrative and technical amendments that do not materially increase the cost of the Plan. No amendments shall divest otherwise vested rights of Participants or their Beneficiaries.
7.2Company’s Right to Terminate. The Board may terminate the Plan (or, where allowed by Section 409A of the Code, a portion of the Plan) and accelerate any payments due (or that may become due) under the Plan under the following circumstances:
(a)Section 409A Change of Control. The Plan termination occurs pursuant to an irrevocable action of the Board that is taken within the 30 days preceding or the 12 months following a Section 409A Change of Control, and all other plans sponsored by the Company that are required to be aggregated with this Plan under Section 409A of the Code are also terminated with respect to each Participant therein who was providing services by the Company that underwent the Section 409A Change of Control (“Change of Control Participant”). In the event of such a termination, the amounts due under this Plan, together with amounts due to each Change of Control Participant under all aggregated plans, shall be paid at the time and pursuant to the schedule specified by the Board, so long as all payments are required to be made no later than 12 months after the date that the Board irrevocably approves the termination.
(b)Board Discretion. In the discretion of the Board, provided that: (i) all arrangements sponsored by the Company that would be aggregated with the Agreement under Treasury Regulation Section 1.409A-1(c) if the same service provider participated in all of the arrangements are terminated; (ii) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within 12 months of the termination of the arrangements; (iii) all payments are made within 24 months of the termination of the arrangements; and (iv) the Company does not adopt a new arrangement that under Treasury Regulation Section 1.409A-1(c) that would be aggregated with the Agreement if the same service provider participated in both arrangements, at any time within three years following the date of termination of the Agreement.
(c)Other. Due to such other events and conditions as the Commissioner of the IRS may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
8.Miscellaneous.
8.1Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for Non-Employee Directors. All payments pursuant to the Plan shall be made from the general funds of the Company, are subject to the claims of the Company’s creditors, and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall

Lumen Technologies, Inc.
Non-Employee Directors Deferred Compensation Plan
Effective April 18, 2019

not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay its obligations under the Plan. Participants shall have no right to compel the investment of any amounts deposited in any such trust(s) or any other specific assets of the Company.
8.2Nonassignability. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment of such amounts, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, domestic relations order, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
8.3Binding Effect. The terms and conditions of the Plan, as amended and in effect from time to time, shall be binding upon the Company’s successors and assigns, including without limitation any entity (a) into which the Company may be merged, (b) with which the Company may be consolidated, or (c) to which substantially all of the assets or business of the Company are transferred.
8.4Validity and Severability; Code Section 409A. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of the Plan is capable of being interpreted in more than one manner, to the extent feasible, the provision shall be interpreted in a manner that does not result in an excise tax under Code Section 409A.
8.5Governing Law. The validity, interpretation, construction, and performance of this Plan shall in all respects be governed by the laws of the State of Louisiana, without reference to principles of conflict of law, except to the extent preempted by federal law.
8.6Status. Nothing in this Plan or any instrument executed pursuant to this Plan will confer upon any Participant any right to continue as a director of the Company or affect the right of the Company to terminate the services of any Participant.
8.7Underlying Plans and Programs. Nothing in this Plan shall prevent the Company from modifying, amending or terminating the compensation or the plans and programs pursuant to which compensation is earned and which is deferred under this Plan.
8.8Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may indicate the plural, unless the context clearly indicates the contrary. The words “hereof,” “herein,” “hereunder,” and similar compounds of the word “here” shall, unless otherwise specifically stated, mean and refer to the

Lumen Technologies, Inc.
Non-Employee Directors Deferred Compensation Plan
Effective April 18, 2019

entire Plan, not to any particular provision or Section. Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

Lumen Technologies, Inc.
Non-Employee Directors Deferred Compensation Plan
Effective April 18, 2019

Appendix A
Definitions
Unless otherwise defined in this Plan, the following terms (and capitalized variants of such terms) have the meanings indicated, unless the context clearly indicates otherwise:
“Account” means the bookkeeping account maintained by the Administrative Committee for each Participant pursuant to Section 3.
“Administrative Committee” means the Compensation Committee or any person(s) to whom the Compensation Committee has delegated the power of administering the Plan on a day-to-day basis. As of the effective date of the Plan, the persons listed on Appendix C are members of the Administrative Committee.
“Beneficiary” means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan pursuant to Section 5.
“Board” means the Board of Directors of Lumen.
“Business Combination” means the consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Lumen), or sale or other disposition of all or substantially all of the assets of Company.
“Cash Compensation” means all compensation payable by Lumen in cash to a Non-Employee Director for his services as a member of the Board, including, without limitation, any annual retainer, fees for attending meetings of the Board or any committee thereof, fees for acting as chairperson or vice chairperson of the Board or any committee, and any other fees as may become payable to a Non-Employee Director, including any additional retainer payable to a lead independent director. “Cash Compensation” does not include expense reimbursements, any form of noncash compensation, stock-based plan awards, or benefits.
“Cash Deferral” has the meaning set forth in Section 2.2.
“Lumen” means Lumen Technologies, Inc. (FNA CenturyLink, Inc.) and its successors and assigns, including but not limited to any corporation or entity with or into which such company may merge or consolidate.
“Change of Control” means:
(a)    the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of Lumen’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

(1)    any acquisition (other than a Business Combination that constitutes a Change of Control under subsection (c) hereof) of Common Stock directly from Company,
(2)    any acquisition of Common Stock by the Company,
(3)    any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by Lumen or any corporation controlled by the Company, or
(4)    any acquisition of Common Stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change of Control under subsection (c) hereof; or
(b)    individuals who, as of April 18, 2019, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by CenturyLink’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or
(c)    consummation of a Business Combination; provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:
(1)    the individuals and entities who were the beneficial owners of Lumen’s outstanding Common Stock and Lumen’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and
(2)    except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Lumen, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(3)    at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
(d)    approval by the stockholders of Lumen of a complete liquidation or dissolution of Lumen.
For purposes of this definition of “Change of Control,” the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.
Notwithstanding any other provision of this definition of Change of Control, no payment shall be made from this Plan as a result of a Change of Control unless such event qualifies as a Change of Control under Section 409A.
“Change of Control Participant” has the meaning set forth in Section 7.2(a).
“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.
“Common Stock” means the common stock of Lumen, $1.00 par value per share.
“Company” means Lumen Technologies, Inc. (FNA CenturyLink, Inc.) and its subsidiaries.
“Compensation Committee” means the Human Resources and Compensation Committee of the Board or such other committee of the Board that is responsible for the compensation of Non-Employee Directors, or its designee.
“Deferral Period” has the meaning set forth in Section 2.5.
“Deferred Stock Units” or “DSUs” means the portion of a Participant’s Equity Award that he has elected to defer past its vesting date.
“Disability” means the permanent and total disability of the Participant, as determined under Code Section 22(e)(3).
“Equity Award” means all compensation payable by Lumen in the form of equity to a Non-Employee Director for his services as a member of the Board.

“Equity Plan” means the Lumen 2018 Equity Incentive Plan or any successor equity incentive plan under which shares of Common Stock may be granted to Non-Employee Directors.
“Hypothetical Investment Benchmark” means the phantom investment benchmarks that are used to measure the return credited to a Participant’s Account. The Hypothetical Investment Benchmarks are specified by the Administrative Committee and may change from time to time.
“Non-Employee Director” means any member of the Board who is not employed by the Company.
“Participant” means any Non-Employee Director who elects to participate by filing a Participation Agreement as provided in Section 3, and any former Non-Employee Director who has outstanding deferred amounts under the Plan.
“Participation Agreement” means a participation form, in substantially the forms attached to this Plan as Appendix D-1 (for the deferral of Equity Awards) and Appendix D-2 (for the deferral of Cash Compensation), as each may be revised or amended from time to time, which is completed by a Participant in accordance with Section 3.
“Plan Year” means a twelve-month period beginning January 1 and ending the following December 31.
“Separation from Service” means “separation from service” with the Company as defined in Treasury Regulation Section 1.409A-1(h). A Participant shall not be considered to have incurred a Separation from Service until the Participant has ceased to provide any services for Lumen, its subsidiaries, and any other entity that would be treated as a member of a controlled group that includes Lumen under Code Section 414(b) or (c) (as modified by substituting 50% ownership for 80% for all purposes thereof), without any expectation of the Participant being retained to provide future services as a director or independent contractor.
“Valuation Date” means the most recent calendar date when the New York Stock Exchange was open, or such other date as the Administrative Committee in its sole discretion may determine.

    A-4